Exhibit T3A34

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

公司註冊證書

                                  ***

I hereby certify that

本人謹此證明

LEISURE LAND HOTEL MANAGEMENT (CHINA)

LIMITED

可域酒店管理（中國）有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,

於本日在香港依據公司條例註冊成為

and that this company is limited.

有限公司。

                Issued by the undersigned on     13 August 2004.

本證書於二ＯＯ四年八月十三日簽發。

/s/ R. Cheung
for Registrar of Companies
Hong Kong
香港公司註冊處處長 （公司註冊主任 張潔心 代行）

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

LEISURE LAND HOTEL MANAGEMENT (CHINA) LIMITED

可域酒店管理(中國)有限公司

Incorporated the 13th day of August, 2004

HONG KONG

No. 916806

[COPY]

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

I hereby certify that

LEISURE LAND HOTEL MANAGEMENT (CHINA) LIMITED

可域酒店管理(中國)有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited,

Issued by the undersigned on 13 August 2004.

(Sd.) MISS R. CHEUNG
for Registrar of Companies
Hong Kong

Printed by: Company Kit Registrations Limited Tel: 2869 1893 Fax: 2869 1896

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

LEISURE LAND HOTEL MANAGEMENT (CHINA) LIMITED

可域酒店管理(中國)有限公司

First:- The name of the Company is “LEISURE LAND HOTEL MANAGEMENT (CHINA) LIMITED 可域酒店管理(中國)有限公司”.

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

I/We, the person(s), whose name(s), address(es) and description(s) is/are hereto subscribed, am/are desirous of being formed into a Company in pursuance of this Memorandum of Association, and I/we agree to take the number of share(s) in the capital of the Company set opposite to my/our name(s): -

Name(s), Address(es) and Description(s) of Subscriber(s)	Number of Share(s) taken by the subscriber(s)

(Chop) COUNTRY OF ORIGIN CO., LIMITED 源地顧問有限公司 Room 2201 Tung Wai Commercial Building 111 Gloucester Road Wanchai Hong Kong Corporation	ONE

Total Number of Share(s) Taken	ONE

Dated the 6th day of August, 2004.

WITNESS to the above signature(s):

(Sd.) Leung Shi Ho 梁士豪 (Accountant)
Room 2201 Tung Wai Commercial Building 111 Gloucester Road Wanchai Hong Kong

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